SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2003

METASOLV, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-17920	75-2912166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5560 Tennyson Parkway Plano, Texas		75024
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 403-8300

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On December 12, 2002, Investec Investment Banking, on behalf of MetaSolv Holdings (UK) Limited, a wholly-owned subsidiary of MetaSolv, Inc. (“Registrant”), commenced a recommended cash offer to purchase all of the issued and to be issued share capital of Orchestream Holdings plc, a public company incorporated and registered in England and Wales (“Orchestream”), for 6.0 pence per share as set out in the offer document dated December 12, 2002 (the “Offer”). On January 20, 2003, Registrant announced that, as of 3:00 p.m. (London time), 10:00 a.m. (New York City time) on Friday, January 17, 2002, valid acceptances of the Offer had been received in respect of 97,663,822 Orchestream shares, representing in the aggregate approximately 74.2% of Orchestream’s total issued share capital. Registrant also announced that the Offer had been declared unconditional and that consideration would be distributed to shareholders who had accepted the Offer.

This report amends and restates Item 7 of the Form 8-K filed by the Registrant with the Securities and Exchange Commission on January 31, 2003.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Orchestream Holdings plc.

The audited financial statements of Orchestream Holdings plc as of and for the years ended December 31, 2002 and 2001 and the notes thereto, and the report of Ernst & Young LLP, independent auditors, are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined condensed balance sheet of the Registrant as of December 31, 2002, the unaudited pro forma combined condensed statements of income of the Registrant for the year ended December 31, 2002, and the unaudited notes to pro forma financial statements are filed as Exhibit 99.3 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(c)	Exhibits.

23.1	Consent of Independent Auditors dated April 1, 2003.

99.1	Press Release dated January 20, 2003 (Incorporated by reference to the identically numbered exhibit of Registrant’s Current Report on Form 8-K dated January 31, 2003).

99.2	Orchestream Holdings plc Consolidated Financial Statements as of and for the years ended December 31, 2002 and 2001.

99.3	Unaudited pro forma combined condensed financial statements of the Registrant and Orchestream Holdings plc as of and for the year ended December 31, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASOLV, INC.

By:	/s/ Glenn A. Etherington
Glenn A. Etheringtion, Chief Financial Officer

Date: April 1, 2003

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

23.1	Consent of Independent Auditors dated April 1, 2003

99.1	Press Release dated January 20, 2003 (Incorporated by reference to the identically numbered exhibit of Registrant’s Current Report on Form 8-K dated January 31, 2003).

99.2	Orchestream Holdings plc Consolidated Financial Statements as of and for the years ended December 31, 2002 and 2001.

99.3	Unaudited pro forma combined condensed financial statements of the Registrant and Orchestream Holdings plc as of and for the year ended December 31, 2002.